EXHIBIT 99.6

NOMINEE HOLDER CERTIFICATION

           704,234,180 SHARES OF COMMON STOCK OF FLAGSTAR BANCORP, INC.
ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights (the “Subscription Rights”) to purchase shares of Common Stock, par value $0.01 per share (“Common Stock”) of Flagstar Bancorp, Inc. (the “Company”), pursuant to the rights offering described in the Company’s prospectus supplement, dated December 30, 2009 and the accompanying base prospectus (collectively, the “Prospectus”), hereby certifies to the Company and to Registrar and Transfer Company, as Subscription Agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below on behalf of beneficial owners of the Subscription Rights:

		Number Shares Subscribed	Number of Shares Subscribed
	Number of Shares Owned on	for Pursuant to Basic	for Pursuant to
	December 24, 2009	Subscription Privilege	Over-Subscription Privilege

1.

2.

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8.

9.

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

DTC Participant Name

DTC Basic Subscription Confirmation Number(s)

Name and Address of Nominee Holder

By:
Name:

Title:

Dated:

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature

Name:
(Please Type or Print)